UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 28, 2007

GIGABEAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-50985	20-0607757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4021 Stirrup Creek Drive, Suite 400, Durham, NC	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        (919) 206-4426

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On December 28, 2007, we filed a Certificate of Designation of Rights, Preferences and Privileges with the Delaware Secretary of State designating 28,000 shares of Series D Convertible Redeemable Preferred Stock, par value $0.001 per share, with a stated value of $1,000 per share (the “Series D Preferred Stock”). The Series D Preferred Stock has a liquidation preference equal to the stated value per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of Series D Preferred Stock.

Beginning on January 1, 2011, we will pay cumulative dividends at the rate of 6% per annum, increasing to 10% per annum on and after January 1, 2012 and increasing to 14% per annum on and after January 1, 2013, payable quarterly on January 1, April 1, July 1 and October 1.

Each share of Series D Preferred Stock is convertible at any time, at the option of the holder, into the number of common shares equal to the stated value divided by the conversion price (initially $1.00 per share, subject to adjustment). At any time after December 31, 2010, if all of the equity conditions set forth in the Certificate of Designation are met, we may notify the holders of our irrevocable election to redeem some or all of the then outstanding Series D Preferred Stock for cash in an amount equal to the sum of (i) 100% of the aggregate stated value then outstanding, (ii) accrued but unpaid dividends and (iii) all liquidated damages and other amounts due in respect of the Series D Preferred Stock. In addition, upon the occurrence of a triggering event, as set forth in the Certificate of Designation, a holder shall have the right to require us to redeem all of the Series D Preferred Stock held by such holder for a redemption price in shares of our common stock or to increase the dividend rate on all of the outstanding Series D Preferred Stock held by such holder to 22% per annum thereafter, provided that at least 51% of the holders of shares of Series D Preferred Stock then outstanding also elect to exercise this redemption right.

As of December 28, 2007,  we had not issued any Series D Preferred Stock.

The foregoing description of the Series D Preferred Stock is qualified in its entirety by reference to the Certificate of Designation of Rights, Preferences and Privileges of Series D Convertible Redeemable Preferred Stock, dated December 28, 2007, filed as Exhibit 3.1 to this report and incorporated herein by reference.

This report contains forward-looking statements that involve risks and uncertainties.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our Form 10-KSB and other reports filed with the Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM 9.01  EXHIBIT.

EXHIBIT NUMBER	DESCRIPTION
3.1	Certificate of Designation of Rights, Preferences and Privileges of Series D Convertible Redeemable Preferred Stock, dated December 28, 2007 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GigaBeam Corporation
(Registrant)

Date	January 4, 2007

/s/ S. Jay Lawrence
(Signature)

Name: S. Jay Lawrence
Title: Chief Executive Officer